 EXHIBIT 99.1
Contact:
William M. Lowe, Jr.
COO & CFO
(336) 316-5664
wmlowe@unifi-inc.com
Unifi Announces Third Quarter Results

        GREENSBORO, N.C. -- April 22, 2004 -- Unifi Inc. (NYSE:UFI), today released operating results for its third quarter of fiscal year 2004.

        The Company reported a net loss of $50.0 million or 96 cents per share for the quarter ending March 28, 2004, which compares to net income of $1.1 million or 2 cents per share for the prior year March quarter. The Company also reported a net loss of $63.8 million or $1.22 per share for the first nine months of fiscal 2004 versus net income of $3.3 million or 6 cents per share for the first nine months of fiscal 2003.

        Net income for the current quarter and the first nine months of fiscal 2004 was negatively impacted by pre-tax charges of $20.8 million associated with the broad restructuring of the Company's U.S. and European operations, which was announced on March 2, 2004, as well as an asset impairment charge of $38.7 million. Additionally, included in the pre-tax loss for the March quarter was a $6.7 million loss from its share of income or losses from its equity affiliates.

       Net sales for the March quarter of $190.9 million reflect a decrease of 13.1 percent compared to net sales of $219.6 million for the prior year March quarter. However, net sales increased $7.2 million or four percent over the previous quarter ended December 28, 2003. Fiscal 2004 year-to-date net sales of $554.8 million reflect a 13.7 percent decrease from net sales of $643.0 million reported for the first nine months of fiscal 2003. Net sales continue to be negatively impacted by increases in imported fabric and apparel and the ongoing softness in the domestic textile and apparel industries.

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Unifi Announces Third Quarter Results - page 2

       William Lowe, Chief Operating Officer and Chief Financial Officer for Unifi, said, "Excluding restructuring, special items and the results of our equity affiliates, our operating loss as a percent of sales for the third quarter was significantly less than the second quarter. The fact that we are seeing an improvement in the conversion of sales in our underlying business prior to the beneficial impact of our broad restructuring is a positive sign. We expect to see continued improvement in this area in our fourth fiscal quarter, as the benefits of the restructuring begin to take effect."

       "We are also gaining momentum on other new initiatives within our domestic business units that are designed to improve profitability. We anticipate seeing the results of these efforts, as well as those of our restructuring, over the next few quarters."

       Continuing its ongoing strategic focus on maintaining a strong balance sheet, the Company ended the March quarter with cash-on-hand of $59.7 million, which is a slight improvement over the $59.3 million cash-on-hand at the end of the December quarter.

      Unifi is one of the world's leading producers and processors of textured yarns. Its primary business is the texturing, dyeing, twisting, covering, and beaming of multi-filament polyester and nylon yarns. Unifi's textured yarns are found in home furnishings, apparel and industrial fabrics, automotive, upholstery, hosiery, and sewing thread.

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Financial Statements to Follow

Unifi Announces Third Quarter Results -- page 3

UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In Thousands Except Per Share Data)
	For the Quarters Ended		For The Year to Date Periods Ended
	March 28, 2004	March 30, 2003	March 28, 2004	March 30, 2003

Net sales	$ 190,915	$ 219,633	$ 554,786	$ 643,022
Cost of sales	182,128	204,094	531,747	589,417
Selling, general & administrative expense	13,688	14,185	39,847	39,661
Interest expense	4,741	4,534	14,272	15,079
Interest income	(725)	(344)	(2,121)	(1,090)
Other (income) expense, net	(2,663)	(90)	(777)	(160)
Equity in (earnings) losses of
unconsolidated affiliates	6,669	(3,209)	6,558	(9,366)
Minority interest (income) expense	(4,755)	(1,163)	(6,831)	2,408
Restructuring charges	20,799	-	20,799	-
Arbitration costs and expenses	3	2,458	3	5,292
Alliance plant closure costs	(206)	(3,486)	(206)	(3,486)
Asset impairments and write downs	38,703	-	38,703	-

Income (loss) before income taxes	(67,467)	2,654	(87,208)	5,267
Provision (benefit) for income taxes	(17,475)	1,510	(23,434)	1,966
Net income (loss)	$ (49,992)	$ 1,144	$ (63,774)	$ 3,301

Earnings (losses) per common share - diluted:
Net income (loss) per common share	$ (0.96)	$ 0.02	$ (1.22)	$ 0.06

Average diluted shares outstanding	52,075	53,794	52,306	53,818

Depreciation and amortization included above	$ 16,311	$ 17,489	$ 50,025	$ 55,565

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Unifi Announces Third Quarter Results -- page 4

UNIFI, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited) (In Thousands)
	March 30, 2004	December 28, 2003	September 28, 2003	June 29, 2003
Assets
Cash and cash equivalents	$ 59,731	$ 59,311	$ 72,263	$ 76,801
Receivables	128,918	110,675	120,323	130,775
Inventories	119,776	115,110	124,520	118,436
Other current assets	8,723	7,723	7,963	8,235
Total current assets	317,148	292,819	325,069	334,247

Property, plant and equipment	367,145	419,343	430,572	444,813
Investments in unconsolidated affiliates	165,783	174,542	174,479	173,731
Other noncurrent assets	19,022	35,406	35,146	35,345
	$ 869,098	$ 922,110	$ 965,266	$ 988,136
Liabilities and Shareholders' Equity
Accounts payable	$ 68,921	$ 54,565	$ 90,239	$ 80,972
Accrued expenses	53,444	46,529	45,404	60,288
Income taxes payable	1,393	1,293	1,647	1,729
Current maturities of long-term debt and other current
liabilities	8,840	6,986	7,021	7,285
Total current liabilities	132,598	109,373	144,311	150,274

Long-term debt and other liabilities	258,716	258,730	258,766	259,395
Deferred income taxes	62,805	81,167	85,683	87,814
Minority interests	4,119	9,475	9,847	10,905
Shareholders' equity	410,860	463,365	466,659	479,748
	$ 869,098	$ 922,110	$ 965,266	$ 988,136

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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